Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-271817) and on Form S-8 (File No. 333-180340 and File No. 333-239267) of Bel Fuse Inc. of our report dated December 31, 2024, relating to the consolidated financial statements of Enercon Technologies, Ltd. which appear in this Form 8-K.

/s/ Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

January 29, 2025

Tel Aviv, Israel